Exhibit 99.4

AMENDMENT TO EMPLOYMENT ARRANGEMENT

WHEREAS, SCPIE Holdings Inc. (the “Company”) and Donald P. Newell (“Executive”) are parties to that certain Employment Arrangement dated as of October 5, 2000 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein; and

WHEREAS, the Company has approved the adoption of this amendment to the Agreement (this “Amendment”).

NOW, THEREFORE, BE IT RESOLVED, that the Agreement is hereby amended, effective as December 31, 2004, as follows:

1. Paragraph 5 of the Agreement is hereby amended to read as follows:

“Executive will receive deferred compensation for the 12-month term commencing January 1, 2005 at a monthly rate of $16,667. Such monthly deferred amount will bear interest at a rate of 9% per annum, compounded quarterly, until paid. The deferred compensation, together with accrued interest, shall be maintained as an unfunded general liability of SCPIE. Such deferred compensation will be paid pursuant to that certain Deferred Compensation Agreement dated as of December 31, 2004, between SCPIE and Executive.”

2. Except as expressly provided for in this Amendment, no other term or provision of the Agreement is amended or modified in any respect

IN WITNESS WHEREOF, the parties hereto have each executed this Amendment effective as of December 31, 2004.

SCPIE HOLDINGS INC.

By:	/s/ Donald J. Zuk
Name:	Donald J. Zuk
Title:	President

/s/ Donald P. Newell
Donald P. Newell